Exhibit 4.1

EXECUTION VERSION

FIRST AMENDMENT TO RIGHTS AGREEMENT

This First Amendment (“Amendment”) to the Rights Agreement, effective as of December 4, 2014 amends that certain Rights Agreement dated as of June 18, 2014 (the “Rights Agreement”), by and between Actuate Corporation, a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company, as Rights Agent (the “Rights Agent”). This Amendment is made by and between the Company and the Rights Agent. The capitalized terms not otherwise defined herein have the respective meanings given to them in the Rights Agreement.

WHEREAS, the Company, by resolution adopted by its Board of Directors, hereby directs the Rights Agent to amend the Rights Agreement as set forth herein; and

NOW THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Rights Agent agree as follows:

1. Amendment of Section 1. Section 1 of the Rights Agreement is hereby supplemented and amended to add the following definitions in the appropriate alphabetical locations:

“Merger” shall mean the “Merger” as such term is defined in the Merger Agreement.

“Merger Agreement” shall mean the Agreement and Plan of Merger, dated as of December 4, 2014, by and among the Company, Open Text and Merger Sub, as amended or supplemented from time to time.

“Merger Sub” shall mean Asteroid Acquisition Corporation, a Delaware corporation.

“Offer” shall mean the “Offer” as such term is defined in the Merger Agreement.

“Open Text” shall mean Open Text Corporation, a Canadian corporation.

“Tender Agreements” shall mean the “Tender Agreements” as such term is defined in the Merger Agreement.

“Transactions” shall mean the “Transactions” as such term is defined in the Merger Agreement.

2. Amendment of Definition of “Acquiring Person.” The definition of “Acquiring Person” in Section 1(a) of the Rights Agreement is hereby supplemented and amended by adding the following as Section 1(a)(iii):

“(iii) Neither Open Text nor Merger Sub nor any of their respective Affiliates, Associates, permitted assignees or permitted transferees shall be deemed to be an Acquiring Person as a result of the approval, execution, delivery or performance of the Merger Agreement or Tender Agreements, the consummation of the Merger or the other Transactions or the announcement of any of the foregoing.”

3. Amendment of Definition of “Final Expiration Date.” The definition of “Final Expiration Date” in Section 1(q) of the Rights Agreement is hereby replaced in its entirety with the following: “Final Expiration Date” shall mean the earlier of (x) June 18, 2015 and (y) immediately prior to the Effective Time, as defined in the Merger Agreement.”

4. Amendment to Section 1(c). Section 1(c) of the Rights Agreement is hereby supplemented and amended by inserting the following sentence immediately after the last sentence thereof:

“Notwithstanding anything in this Agreement to the contrary, neither Parent, Merger Sub or any of their respective Affiliates, Associates, permitted assignees or permitted transferees is or will be a “Beneficial Owner” of or deemed to “beneficially own” and have “Beneficial Ownership” of any securities of the Company as a result of the approval, execution, delivery or performance of the Merger Agreement or Tender Agreements, the making or consummation of the Offer, the consummation of the Merger or the other Transactions or the announcement of any of the foregoing.”

5. Amendment of Definition of “Distribution Date.” The definition of “Distribution Date” in Section 1(l) of the Rights Agreement is supplemented and amended by inserting the following sentence at the end of such definition:

“Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred, and the Rights will not become separable, distributable, unredeemable, triggered or exercisable, in each case as the result of the public announcement, approval, execution, delivery or performance of the Merger Agreement and/or the Tender Agreements, the making or consummation of the Offer, the consummation of the Merger or the other Transactions or the announcement of any of the foregoing.”

6. Amendment of Definition of “Section 11(a)(ii) Trigger Date.” The definition of “Section 11(a)(ii) Trigger Date” in Section 1(b)(b) of the Rights Agreement is supplemented and amended by inserting the following sentence at the end of such definition:

“Notwithstanding anything in this Agreement to the contrary, a Section 11(a)(ii) Trigger Date shall not be deemed to have occurred as the result of the public announcement, approval, execution, delivery or performance of the Merger Agreement and/or the Tender Agreements, the making or consummation of the Offer, the consummation of the Merger or the other Transactions or the announcement of any of the foregoing.”

7. Amendment of Definition of “Shares Acquisition Date.” The definition of “Shares Acquisition Date” in Section 1(c)(c) of the Rights Agreement is supplemented and amended by inserting the following sentence at the end of such definition:

“Notwithstanding anything in this Agreement to the contrary, a Shares Acquisition Date shall not be deemed to have occurred as the result of the public announcement, approval, execution, delivery or performance of the Merger Agreement and/or the Tender Agreements, the making or consummation of the Offer, the consummation of the Merger or the other Transactions or the announcement of any of the foregoing.”

8. Amendment to Section 7(a). Section 7(a) of the Rights Agreement is hereby supplemented and amended by deleting the word “or” that immediately precedes clause (iii) and inserting the following clause at the end of Section 7(a):

“or (iv) immediately prior to the Effective Time (as defined in the Merger Agreement)”

9. Amendment to Section 23(a). Section 23(a) of the Rights Agreement is hereby supplemented and amended by inserting the following sentence immediately after the last sentence thereof:

“Notwithstanding anything in this Agreement to the contrary, in no event shall the provisions of this Section 23 apply to the public announcement, approval, execution, delivery or performance of the Merger Agreement and/or the Tender Agreements, the making or consummation of the Offer, or the consummation of the Merger and the other Transactions.”

10. Exhibits. Exhibit B to the Rights Agreement shall be deemed amended in a manner consistent with this Amendment.

11. Effectiveness; Other Provisions Unaffected. This Amendment shall be deemed to be in full force and effect immediately prior to the execution and delivery of the Merger Agreement, and the Company or its agent shall notify the Rights Agent promptly after such execution and delivery. Except as expressly modified hereby, all arrangements, agreements, terms, conditions and provisions of the Rights Agreement remain in full force and effect, and this Amendment and the Rights Agreement, as hereby modified, shall constitute one and the same instrument.

12. Miscellaneous.

(a) Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, then such term, provision, covenant or restriction shall be enforced to the maximum extent permissible, and the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(b) Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

(c) Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment executed and/or transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

(d) Descriptive Headings. Descriptive headings of the several sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof or thereof.

(e) Entire Agreement. This Amendment and the Rights Agreement, and all of the provisions hereof and thereof, shall be binding upon and inure to the benefit of the Company and the Rights Agent and their respective successors and permitted assigns and executors, administrators and heirs. This Amendment, together with the Rights Agreement, sets forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and thereof and merges with and supercedes all prior discussions and understandings of any and every nature among them. Without limiting the foregoing, the Rights Agent shall not be subject to, nor required to interpret or comply with, or determine if any person has complied with, the Merger Agreement even though reference thereto may be made in this Amendment and the Rights Agreement.

(f) Further Assurances. The Company and the Rights Agent shall cooperate and take such action as may be reasonably requested by the other party in order to carry out the transactions and purposes of this Amendment, the Rights Agreement, and the transactions contemplated hereunder and/or thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the effective time specified above.

ACTUATE CORPORATION

By:	/s/ Peter I. Cittadini
Name:	Peter I. Cittadini
Title:	Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, N.A.

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Manager, Contract Administration

[SIGNATURE PAGE TO FIRST AMENDMENT TO THE RIGHTS AGREEMENT]